UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2005

Lincoln Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana (State or Other Jurisdiction of Incorporation)	000-25219 (Commission File Number)	35-2055553 (IRS Employer Identification No.)

1121 East Main Street, Plainfield, Indiana (Address of Principal Executive Offices)	46168-0510 (Zip Code)

(317) 839-6539
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On April 19, 2005, the Board of Directors considered and approved the Fifth Amendment to the Lincoln Federal Savings Bank Employee Stock Ownership Plan and Trust Agreement (the “Amendment”). The purpose of the Amendment is to make the following changes to the Lincoln Federal Savings Bank Employee Stock Ownership Plan and Trust Agreement, as last restated effective January 1, 2001 (the “Plan”): 1) to change the mandatory small benefit cashout threshold in Section 6.10 of the Plan from $5,000 to $1,000, effective with respect to distributions of benefits on or after March 28, 2005; and 2) to change the name of the Plan to the Lincoln Bank Employee Stock Ownership Plan and Trust Agreement to reflect the change in name of Lincoln Federal Savings Bank to Lincoln Bank, and to similarly change all other references in the Plan. A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

        Also on April 19, 2005, the Board of Directors considered and approved a Special Termination Agreement (the “Agreement”) between Lincoln Bank (the “Bank”) and Brad Davis, the Vice President and Director of Finance and Reporting of the Bank. The Agreement has a 12-month term, subject to annual extension by the Board of Directors of the Bank. The Agreement provides that upon the involuntary termination of employment of Mr. Davis for reasons other than cause within 12 months following a change in control (as defined in the Agreement) that occurs during the term of the Agreement, then Mr. Davis shall be entitled to a lump sum payment of 100% of his base amount compensation, as determined pursuant to Section 280G(b)(3) of the Internal Revenue Code. This termination benefit is to be paid in cash, within 25 business days after the date of severance of employment.

        The termination benefit also includes continued life, health and disability coverage for Mr. Davis until the expiration of 12 months following the termination of employment or until he obtains similar coverage from another employer, whichever comes first. If Mr. Davis obtains coverage from another employer that is not substantially identical life, health and disability coverage, the Bank shall maintain substantially identical coverage on behalf of Mr. Davis for the 12-month period.

        In the event the Bank is unable to make any payments or satisfy the obligations of the Agreement, then Lincoln Bancorp, the Bank’s sole shareholder, shall assume the Bank’s obligations.

        A copy of the form of that Agreement is attached hereto as Exhibit 10.2 and incorporated herein by this reference.

Item 2.02 Results of Operations and Financial Condition.

        On April 19, 2005, Lincoln Bancorp issued a press release reporting its results of revised operations and financial condition for the first fiscal quarter ended March 31, 2005.

        A copy of the press release is attached as Exhibit 99.1 to this Current Report. The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

2

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Effective May 1, 2005, T. Tim Unger, the Chairman, President and Chief Executive Officer of Lincoln Bancorp and President and Chief Executive Officer of Lincoln Bank, will resign and retire as President and Chief Executive Officer of both Lincoln Bancorp and Lincoln Bank. Mr. Unger has also announced that effective June 1, 2005, he will retire from his position as Chairman of the Board of Lincoln Bancorp, although he will maintain his position as a director of both Lincoln Bancorp and Lincoln Bank until the annual shareholder meetings of those organizations in 2006. Pursuant to his Employment Agreement with Lincoln Bank, Mr. Unger will continue to receive compensation and benefits through December 31, 2005.

        The Board of Directors has elected Jerry R. Engle to succeed Mr. Unger as the new President and Chief Executive Officer of Lincoln Bancorp and Lincoln Bank upon Mr. Unger’s retirement from those positions on May 1, 2005, and to succeed Mr. Unger as the Chairman of the Board of Lincoln Bancorp effective June 1, 2005. Mr. Engle (age 60) has been the Executive Vice President and Chief Operating Officer of Lincoln Bank, and Vice Chairman of the Board of Directors of Lincoln Bancorp, since the merger of First Shares Bancorp, Inc. into Lincoln Bancorp in August 2004. Formerly, he was the President and Chief Executive Officer of First Shares Bancorp, Inc. and its wholly owned subsidiary First Bank from March 1999 until joining Lincoln Bancorp. Prior to that time, he was Chief Executive Officer of Citizens Bank of Central Indiana, a position he assumed in 1992 when Indiana Bancshares, Inc., of which he was Chief Executive Officer, merged into CNB Bancshares, Inc., the holding company for Citizens Bank.

    Mr. Engle will continue to be employed pursuant to an Employment Agreement entered into in August of 2004. The Employment Agreement has a three-year term and extends annually for an additional one-year term to maintain the three-year term if the Board of Directors determines to so extend it, unless notice not to extend is properly given by either party to the contract. Mr. Engle’s salary is subject to increases approved by the Board of Directors and he also participates in other fringe benefits and benefit plans available to employees.

    Mr. Engle may terminate his employment upon 60 days’ written notice. He may also terminate his own employment for cause (as defined in the contract), which includes a failure of Lincoln Bank to use its best efforts to convert its charter to an Indiana commercial bank by August 2, 2005. Mr. Engle may be discharged for cause (as defined in the contract) at any time or in certain specified events. If Lincoln Bank terminates Mr. Engle’s employment for other than cause or if Mr. Engle terminates his own employment for cause (as defined in the contract), he will receive his base compensation under the contract for an additional three years if the termination follows a change of control in Lincoln Bancorp, and for the balance of the contract if the termination does not follow a change in control; provided that this payment period shall be not less than six months. In addition, during such period, Mr. Engle will continue to participate in the group insurance plans and retirement plans, or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, Mr. Engle will have the right to cause the Bank to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. If the payments provided for in the contract, together with any other payments made to Mr. Engle, are deemed to be payments in violation of the “golden parachute” rules of the Internal Revenue Code, such payments will be reduced to the largest amount which would not cause Lincoln Bank to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contract to Mr. Engle if the contract were terminated without cause after a change of control, or for cause by Mr. Engle, would be $585,000.

3

        The Employment Agreement also protects confidential business information and protects Lincoln Bank from competition by Mr. Engle if he voluntarily terminates his employment without cause or is terminated for cause.

        Further information regarding Mr. Unger’s resignation and the election of Mr. Engle as his successor, is set forth in a press release issued on April 22, 2005, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by this reference.

        Effective April 19, 2005, Lincoln Bancorp designated Bryan Mills as an executive officer of Lincoln Bancorp in his capacity as its Senior Vice President, Mortgage Lending Manager of Lincoln Bank.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	10.1	Fifth Amendment to the Lincoln Federal Savings Bank Employee Stock Ownership Plan and Trust Agreement

	10.2	Special Termination Agreement of Brad Davis

	99.1	Press Release, dated April 19, 2005

	99.2	Press Release, dated April 22, 2005

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 25, 2005

LINCOLN BANCORP By: /s/ John M. Baer —————————————— John M. Baer Secretary and Treasurer
5

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Fifth Amendment to the Lincoln Federal Savings Bank Employee Stock Ownership Plan and Trust Agreement

10.2	Special Termination Agreement of Brad Davis

99.1	Press Release, dated April 19, 2005

99.2	Press Release, dated April 22, 2005